As filed with the Securities and Exchange Commission  March 28, 1996
                                                      Registration No.: 33-15150

                           ------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ------------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           ------------------------

                         JUNIATA VALLEY FINANCIAL CORP.
                   ----------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                  Pennsylvania                        23-2235254
                  ------------                        ----------
       (State or other jurisdiction of             (I.R.S. Employer
        incorporation or organization)             Identification No.)


           Bridge and Main Streets, Mifflintown, Pennsylvania  17059
          -----------------------------------------------------------
             (Address of Principal Executive Offices)        (zip code)


           JUNIATA VALLEY FINANCIAL CORP. EMPLOYEE STOCK OPTION PLAN
           ---------------------------------------------------------
                            (Full Title of the Plan)

                                 A. JEROME COOK
                              President and C.E.O
                         JUNIATA VALLEY FINANCIAL CORP.
                            Bridge and Main Streets
                               Post Office Box 66
                        Mifflintown, Pennsylvania 17059
                       ---------------------------------
                    (Name and Address of Agent for Service)

                                   Copies to:
                                ELYSE E. ROGERS
                            METTE, EVANS & WOODSIDE
                            3401 North Front Street
                                 P.O. Box 5950
                      Harrisburg, Pennsylvania 17110-0950

                                 (717) 436-8211
         -------------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                           Proposed    Proposed
                                            maximum     maximum
Title of each class                        offering    aggregate     Amount of
of securities to be          Amount to be    price     offering    registration
registered                    registered   per unit      price          fee
--------------------------------------------------------------------------------
Common Stock                      100,000     $35.00   $3,500,000      $1,206.90
Par value
$1.00 per share
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
/1/ Average of bid and ask price as required by Rule 457(c).



                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


The information required by Part I is included in documents given to participants in the Juniata Valley Financial Corp. ("JVFC") Employee Stock Option Plan (the "Plan") pursuant to Rule 428(b)(1) of the Securities Act of 1933 (as amended, the "Securities Act")



                    [REST OF PAGE INTENTIONALLY LEFT BLANK]

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following reports, which were filed by JVFC with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, are incorporated in this Prospectus by reference:

(a)  JVFC's Annual Report on Form 10-K for the fiscal year ended December 31,
     1995.

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of JVFC's fiscal year covered by the Annual Report referred to in (a) above.

(c) All documents subsequently filed by JVFC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering.

JVFC will forward without charge to each person to whom this Prospectus is delivered, on written or oral request, a copy of the documents incorporated herein by reference (other than exhibits to such documents which are not specifically incorporated by reference in such document). Requests should be directed to Ms. Linda Engle Sr. Vice President/CFO, The Juniata Valley Bank P.O.
            --------------------------------------------------------------------
Box 66, Mifflintown, PA 17059.
------------------------------


ITEM 4.  DESCRIPTION OF SECURITIES

The securities offered hereby are shares of JVFC's Common Stock, $1.00 par value. As of December 31, 1995, there were 2,000,000 shares authorized, of which 1,113,001 shares were issued and outstanding. JVFC's Articles of Incorporation also authorize 500,000 shares of preferred stock.

The Board of Directors has the authority to the full extent now or hereafter permitted by law, to fix by resolution the voting rights (which may be full, limited, multiple, fractional or withheld altogether) designations, preferences, qualifications, limitations, restrictions, privileges, options, redemption rights, conversion rights and other special or relative rights of such class of preferred stock or any series thereof. No preferred stock has been issued as of the date of this Registration Statement nor does the Board of Directors have plans to issue preferred stock.

Holders of Common Stock are entitled to one vote per share on all matters on which JVFC's shareholders may vote, including the election of Directors. The holders of Common Stock do not have cumulative voting rights in the election of directors. This means that the holders of a simple majority of the shares of Common Stock voting for the election of Directors can elect all of the Directors, if they choose to vote together, and in such event the holders of the remaining shares will not be able to elect any Directors.

JVFC's Articles of Incorporation contain certain provisions which may be considered anti-takeover in nature. Article 10 of the Articles of Incorporation provides that the Board of Directors may oppose any offer, proposal, or attempt by any corporation or other business entity, person or group to (a) make any tender offer or other offer to acquire any of JVFC's securities; (b) merge or consolidate JVFC into another entity; (c) purchase or otherwise acquire all or substantially all of the assets of JVFC; or (d) make any transaction similar in purpose or effect to any of the above. The Articles of Incorporation also give JVFC's Board of Directors authority to take any lawful action to oppose a tender offer or similar transaction if the Board of Directors determines that the offer should be rejected. The provision permits the Board of Directors to consider any pertinent issues in determining whether to oppose any such offer. In addition, the Board of Directors is expressly vested with the power to make, alter, amend and repeal the bylaws of JVFC, subject to the power of the shareholders to change such action only upon the affirmative vote of at least 75% of the votes which all shareholders are entitled to cast.

Article 11 of JVFC provides that for any "Business Combination" (as defined in Article 11), the affirmative vote of eighty-five (85%) percent of the votes which all shareholders are entitled to cast on the matter shall be required. In certain limited circumstances, as defined in Article 11.C. of the Articles of Incorporation, a Business Combination may only require the affirmative vote of the holders of sixty-six and two-thirds (66 2/3%) percent of the votes which all shareholders are entitled to cast on the matter.

In addition to provisions in JVFC's Articles of Incorporation, the Pennsylvania Business Corporation Law of 1988 provides that any holder of voting shares of a business corporation that becomes the subject of a "control transaction", and who objects to the transaction, shall be entitled to the rights and remedies of a dissenting shareholder. A "control transaction" is defined to mean the acquisition by a person or group of voting power that would entitle the holder or holders thereof to cast at least 20% percent of the votes that all shareholders would be entitled to cast in an election for directors.

Subject to certain procedural requirements, following the acquisition of 20% voting power by a person or group, a shareholder is entitled to receive cash from the controlling person or group in an amount equal to the fair market value of his shares as of the day prior to the date on which the control transaction occurs. In making such valuation, all relevant factors are to be taken into account, including an increment representing a proportion of any value payable for acquisition of control of the corporation. The effect of the Act is to require any person or group who acquires 20% of the voting shares of JVFC upon the demand of any JVFC shareholder or shareholders, to buy out such other shareholders.

The Board of Directors of JVFC is divided into three classes, each class being elected for a term of three years. The number of Directors shall not be less than five (5) nor more than twenty-five (25).

The overall effect of the above described measures, together with banking laws and regulations applicable to the acquisition of bank holding companies, may be to render more difficult the accomplishment of mergers, takeovers and other changes in control of JVFC. To the extent that these measures have this effect, removal of JVFC's incumbent Board of Directors and management may be rendered more difficult. These measures may have an adverse impact on the stockholders of JVFC to participate in a tender or exchange offer for JVFC's common stock and may have an effect on the market value of the common stock.

JVFC obtains the cash necessary to pay dividends by receiving dividends paid by JVB and has no other presently available source of funds for the payment of dividends. Banking regulations limit the amount of dividends that may be paid by the banking subsidiaries without prior approval of regulatory agencies supervising the banks.

JVFC's annual meeting of shareholders for the election of directors and the transaction of other business which may be brought properly before the meeting is held on the third Tuesday in April. The 1996 annual meeting will be held on April 16, 1996.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The consolidated financial statements of JVFC incorporated by reference in JVFC's annual report (Form 10-K) at December 31, 1995 and December 31, 1994, and for the years then ended have been audited by Beard & Company, Incorporated, independent accountants, and for the year ended December 31, 1993, by Stockton, Bates & Company, independent accountants, as set forth in their respective reports thereon included therein and incorporated herein by reference. Such consolidated Financial Statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant's Articles of Incorporation provide that the Registrant may indemnify its directors and officers to the full extent permissible under the Pennsylvania Business Corporation Law. Article 20 of the Bylaws of JVFC provide that directors, officers and employees of JVFC are generally entitled to be indemnified by JVFC if they are made a party to litigation or other legal proceedings or are threatened by legal action by reason of the fact that they are a director, officer or employee of JVFC or were serving in a similar capacity for another corporation, such as a subsidiary of JVFC, at the request of JVFC. Indemnification is not available unless the director, officer or employee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of JVFC. If the proceedings are criminal in nature, indemnification is not available unless the director, officer or employee had no reason to believe his conduct was unlawful. Indemnification is available for actions brought by or in the right of JVFC or by or on behalf of parties not related to JVFC, and extends to expenses of litigation, including attorneys' fees and to any judgment, fine or other amount reasonably incurred with respect to the action. However, in an action or suit by or in the right of JVFC, indemnification is not available in respect of any claim or matter as to which the person is adjudged to be liable for misconduct in the performance of his duty to JVFC. JVFC's Bylaws also set forth a procedure for payment of legal expenses in advance of final disposition of a case, subject to repayment by the director, officer or employee if the director, officer or employee is ultimately determined not to be entitled to indemnification. JVFC's Bylaws provide that its directors, officers and employees are presumed to be entitled to indemnification unless a court, a majority of the directors not involved in the proceedings or holders of 33 1/3% of JVFC's outstanding common stock determine that indemnification is not available.

The Pennsylvania Business Corporation Law of 1988, 15 Pa. C.S.A. (S)(S)1501 et. seq. (the "BCL") became effective on October 1, 1988. Insofar as the BCL is contrary to the Bylaws and Articles of Incorporation of JVFC, the BCL shall govern.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling of the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 7.   EXEMPTIONS FROM REGISTRATION CLAIMED

     Not applicable.


ITEM 8.   EXHIBITS

(5)       Opinion re Legality - Exhibit 1

(15)      Letter re Unaudited Interim Financial Information - Not applicable

(23)      Consents of experts and counsel - Exhibits 2, 3
          Consent of Mette, Evans & Woodside
          Consent of Beard & Company, Inc.
          Consent of Stockton, Bates & Company

(24)      Power of Attorney - Exhibit 4

(28) Information from Reports furnished to State Insurance Regulatory Authorities - Not applicable

(99)      Additional Exhibits:

          Juniata Valley Financial Corp. Employee Stock Purchase Plan -
          Exhibit 5


ITEM 9.   UNDERTAKINGS

JVFC hereby undertakes as follows:

(a) to file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement:

     (i) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (ii) to include in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 the information required by paragraphs (a)(1)(i) and (a)(1)(ii) of Item 512 of Regulation S-K and that are incorporated by reference in this Registration Statement.

(b) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned Registrant hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement as permitted by Rule 430A and contained in the form of prospectus to be filed by the registrant pursuant to Rule 424(b)(3)(1) or (4) or 497(h) under the Securities Act shall be deemed to be incorporated by reference into the registration statement at the time it was declared effective.

For the purposes of determining liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 10. SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Mifflintown, Commonwealth of Pennsylvania, on March 28, 1996.

                                     Registrant:  Juniata Valley Financial Corp.


                     By:___________________________
                          A. Jerome Cook
                          President and CEO

                     By:_______________________________
                          Linda Engle, Treasurer (Principal Financial Officer)



                    [Rest of Page Intentionally Left Blank]

                                 EXHIBIT INDEX
                                                  Sequentially
Exhibit         Exhibit Index                     Numbered Page
-------         -------------                     -------------
1               Opinion re legality (5)                ii

2               Consent of Mette,                      ii
                Evans & Woodside (23)

3.1             Consent of Beard
                & Company, Inc.  (23)                  iii

3.2             Consent of Stockton
                Bates & Company (23)                   iv

4               Power of Attorney (24)                 v, vi

5               Juniata Valley Financial Corp.         vii
                Employee Stock Option Plan (99)

                                   EXHIBIT 1
                                   EXHIBIT 2



Juniata Valley Financial Corp.
Bridge and Main Streets
P.O. Box 66
Mifflintown, PA 17059

Re: Registration Statement S-8, under the Securities Act of 1933 - Offering of 100,000 Shares Common Stock, Par Value $1.00 Per Share Pursuant to Employee Stock Option Plan

Gentlemen:

This opinion is rendered in connection with the Registration statement filed on Form S-8 with the Securities and Exchange Commission under the Securities Act of 1933 relating to 100,000 shares of common stock of Juniata Valley Financial Corp. ("JVFC"), par value $1.00 per share. The common stock is proposed to be offered by JVFC to employees pursuant to an Employee Stock Option Plan adopted by JVFC's Board of Directors.

We have reviewed the corporate proceedings relating to the proposed stock offering and such other legal matters as we have deemed appropriate for the purpose of this opinion. Based on the foregoing, and assuming all necessary shareholder and governmental approvals, we are of the opinion that the shares of common stock covered by the aforesaid Registration Statement will, when issued in accordance with the terms set forth in the Prospectus, applicable law and the Bylaws of JVFC, be validly issued, fully paid and nonassessable by JVFC.

We hereby consent to the filing of this opinion as an Exhibit to the aforementioned Registration Statement and to the reference to us in the Registration Statement under the caption LEGAL MATTERS.

                                   Very truly yours,

                                   METTE, EVANS & WOODSIDE


                                   By____________________________
                                       Elyse E. Rogers, Esquire

                                 EXHIBIT 3.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement (Form S-8) of our report, dated January 25, 1996, relating to the consolidated financial statements of Juniata Valley Financial Corp. and subsidiary, and to the reference to our Firm under the caption "Interests of Named Experts and Counsel" in the Prospectus.

Reading, Pennsylvania                                      BEARD & COMPANY, INC.
March 22, 1996

                                  EXHIBIT 3.2



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
              --------------------------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 31, 1994, which pertains to the 1995 Annual Report to Shareholders of Juniata Valley Financial Corp. and Subsidiary.



                                   STOCKTON BATES & COMPANY



Lancaster, Pennsylvania
March 1, 1996

                                   EXHIBIT 4


                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitute and appoint A. JEROME COOK his true and lawful attorney-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and either of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated.


Signature                          Title                    Date
---------                          -----                    ----


__________________________ President and Chief Executive
A. Jerome Cook                 Officer and Director


__________________________ Director
John E. Groninger


__________________________ Director
Karl E. Guss

__________________________ Director
Harry B. Fairman, Jr.


__________________________ Director
Don E. Haubert


__________________________ Director
John A. Renninger


__________________________ Director
Ronald H. Witherite


__________________________ Director
Dale G. Nace


__________________________ Director
Darwin C. Pomeroy


__________________________ Director
Edward R. Rhodes


__________________________ Director
Harold B. Shearer

                                   EXHIBIT 5



                         JUNIATA VALLEY FINANCIAL CORP.
                          EMPLOYEE STOCK PURCHASE PLAN

                              ARTICLE I - PURPOSE

1.01.  Purpose


     The Juniata Valley Financial Corp. Employee Stock Purchase Plan will provide a method for employees of The Juniata Valley Bank to acquire a proprietary interest in Juniata Valley Financial Corp. Under the Employee Stock Purchase Plan, participating employees may purchase shares of the Common Stock of Juniata Valley Financial Corp. Juniata Valley Financial Corp. intends to have the Employee Stock Purchase Plan qualify as an "employee stock purchase plan" under (S)423 of the Internal Revenue Code of 1986, as amended. The Employee Stock Purchase Plan shall be construed to comply with the requirements of that section of the Internal Revenue Code.


                            ARTICLE II-DEFINITIONS

2.01.  Base Pay

     "Base Pay" means the regular straight-time earnings of an employee, excluding payments for overtime, shift premium, bonuses and other special payments, commissions and other marketing incentive payments.

2.02.  Board of Directors

     "Board of Directors" means the Board of Directors of Juniata Valley Financial Corp.

2.03.  Code

     "Code" means the Internal Revenue Code of 1986, as amended.

2.04.  Committee

     "Committee" means the committee administering the Employee Stock Purchase Plan, which is more fully described in Article XI.

2.05.  Employee

     "Employee" means any person who is customarily employed on a full-time or part-time basis by Juniata Valley Bank and is regularly scheduled to work more than 20 hours per week.

2.06.  JVB

     "JVB" means The Juniata Valley Bank.

2.07.  JVFC

     "JVFC" means Juniata Valley Financial Corp.

2.08.  Offerings

     "Offerings" means the annual offerings of JVFC's common stock. Each Offering will begin on July 1 and end on May 15 of the following year.

2.09.  Offering Commencement Date

     "Offering Commencement Date" means July 1 of each year.

2.10.  Offering Termination Date

     "Offering Termination Date" means May 15 of the year following the Offering Commencement Date.

2.11.  Participant

     "Participant" means any eligible employee of JVB that has completed an authorization for payroll deduction on the form provided by JVB and filed the form with the Treasurer of JVFC.

2.12.  Plan

     "Plan" means the JVFC Employee Stock Purchase Plan.

2.13.  Stock

     "Stock" means the common stock of JVFC.


                  ARTICLE III-ELIGIBILITY AND PARTICIPATION

3.01. Initial Eligibility

     An employee is eligible to participate in the Plan if: (i) he or she has completed ninety (90) days' employment; and (ii) he or she is employed by JVB on the date the employee's participation in the Plan becomes effective. Eligible employees may participate in offerings under the Plan which commence on or after the employee meets the eligibility requirements set forth in this section.

3.02.  Leave of Absence

     For purposes of the Plan, a person on leave of absence will be considered an employee for the first 90 days of the leave of absence. The person's employment shall be considered terminated at the close of business on the 90th day of the leave of absence. Termination by JVB of any employee's leave of absence, other than termination of the leave of absence on return to full time or part time employment, will terminate the employee's participation in the Plan and the employee's right to exercise any option outstanding under the Plan.

3.03.  Restrictions on Participation

     Any provision of the Plan to the contrary notwithstanding, an employee's participation in the Plan will be limited or prohibited:

     (a) if; because of participation the employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of JVFC (for purposes of this paragraph, the rules of (S)424(d) of the Code shall apply in determining stock ownership of any employee); or

     (b) if the Participant's rights to purchase stock under all employee stock purchase plans of JVFC would accrue at a rate which exceeds $25,000 for each calendar year determined by the fair market value of the stock at the time the option is granted.

3.04.  Commencement of Participation

     An eligible employee may become a Participant by completing an authorization for a payroll deduction on the form provided by JVB and filing it with the Treasurer of JVFC. With respect to each Offering, the payroll deduction authorization must be received by JVFC on or before a date established by the Committee. For each Offering, payroll deductions for a Participant will commence on the applicable Offering Commencement Date, and will end on the Offering Termination Date, unless sooner terminated by the Participant as provided in
Article VIII.


                             ARTICLE IV -OFFERINGS

4.01.  Annual Offerings

     The Plan will be implemented by annual Offerings of JVFC's Common Stock beginning on the 1st day of July in each year. Each Offering will terminate on May 15th of the following year.


                         ARTICLE V -PAYROLL DEDUCTIONS

5.01.  Amount of Deduction

     At the time a Participant files the authorization for payroll deduction, he or she shall elect to have deductions made from his or her pay. The deductions shall be made on each payday during the time the employee is a Participant in an Offering. The rate of each deductions shall be at the rate of 2, 3, 4, 5, 6, 7, 8, 9 or 10% of the Participant's base pay in effect at the Offering Commencement Date. If the Participant is a part-time hourly employee, that employee's base pay during an Offering will be determined by multiplying the employee's hourly rate of pay in effect on the Offering Commencement Date by the number of regularly scheduled hours of work for the employee during the Offering.

5.02.  Participant's Account

     All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan. A Participant may make separate cash payments only as permitted by the Committee and permitted by (S) 5.04.

5.03.  Changes in Payroll Deductions

     A Participant may discontinue participation in the Plan as provided in
Article VIII. No other change can be made during an Offering. Specifically, a Participant may not alter the amount of his or her payroll deductions for that Offering.

5.04 Leave of Absence

     If a Participant goes on a leave of absence, that Participant will have the right to elect:

       (a) to withdraw the balance in his or her account pursuant to (S)7.02;

       (b) to discontinue contributions to the Plan but remain a Participant in the Plan; or

       (c) to remain a Participant in the Plan during the leave of absence, authorizing deductions to be made from payments by JVB to the Participant during the leave of absence and undertaking to make cash payments to the Plan at the end of each payroll period to the extent that amounts payable by JVB to the Participant are insufficient to meet the Participant's authorized Plan deductions.


                        ARTICLE VI -GRANTING OF OPTION

   6.01.  Number of Option Shares

        On the Commencement Date of each Offering, a Participant will be granted an option to purchase as many full shares of the Stock as he or she will be able to purchase with the aggregate sum of the payroll deduction deposited in his or her account during that Offering.

6.02.  Option Price

     The option price of Stock purchased during each annual Offering for a Participant shall be a percentage between eighty-five (85%) percent and one hundred (100%) percent of the fair market value of the Stock on the Offering Commencement Date or the nearest prior business day to the Offering Commencement Date. The percentage used shall be in the sole and exclusive discretion of the Board of Directors.


                        ARTICLE VII -EXERCISE OF OPTION

7.01.  Automatic Exercise

     Unless a Participant gives written notice to the Treasurer of JVFC as provided in Section 7.02, the Participant's option for the purchase of Stock with payroll deductions made during any offering will be exercised automatically on the Offering Termination Date, for the purchase of the number of full shares of Stock which the balance in his or her account at that time will purchase at the applicable option price (but not in excess of the number of shares for which options have been granted to the employee pursuant to (S)6.01). Any excess in the account at that time will be returned to the Participant.

7.02.  Withdrawal of Account

     By written notice to the Treasurer of JVFC, at any time prior to the Offering Termination Date applicable to any Offering, a Participant may elect to withdraw all the money in the Participant's account.

7.03. Fractional Shares

     Fractional shares will not be issued under the Plan. Any accumulated payroll deductions which would have been used to purchase fractional shares will be returned to any Participant promptly following the termination of an Offering.

7.04.  Transferability of Option

     During a Participant's lifetime, options held by the Participant shall be exercisable only by that Participant.

7.05.  Delivery of Stock

     Within forty-five (45) days after the Offering Termination Date of each Offering, or as soon as practicable thereafter, JVFC will deliver to each Participant, as appropriate, the Stock purchased upon exercise of his or her option.


                           ARTICLE VIII -WITHDRAWAL

8.01.  In General

     A Participant may withdraw payroll deductions credited to his or her account under the Plan at any time (subject to Article 7.02) by giving written notice to the Treasurer of JVFC. All of the Participant's payroll deductions credited to his or her account will be paid to the Participant promptly after receipt of notice of withdrawal. No further payroll deductions will be made from the Participant's pay during such Offering.

8.02.  Effect on Subsequent Participation

     A Participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar plan which may hereafter be adopted by JVFC.

8.03.  Termination of Employment

     Upon termination of the Participant's employment for any reason, including retirement (but excluding death or continuation of a leave of absence for a period beyond 90 days), the Participant's participation in the Plan shall automatically terminate, the Participant shall not be entitled to purchase any shares at the end of the Offering, and the payroll deductions credited to the Participant's account will be returned to the Participant.

8.04.  Termination of Employment Due to Death

     Upon termination of the Participant's employment because of death, the Participant's beneficiary (as defined in (S)12.01) shall have the right to elect, by written notice given to the Treasurer of JVFC prior to the earlier of the Offering Termination Date or the expiration of a period of sixty (60) days commencing with the date of death of the Participant, either:

     (a) to withdraw all of the payroll deductions credited to the Participant's account under the Plan; or

     (b) to exercise the Participant's option for the purchase of Stock on the Offering Termination Date following the date of the Participant's death under the terms described in Article 7.01.

     In the event that no written notice of election is received by the Treasurer of JVFC, the beneficiary shall automatically be deemed to have elected, pursuant to paragraph (b), to exercise the Participant's option.

8.05.  Leave of Absence

     A Participant on leave of absence shall, subject to the election made by the Participant pursuant to (S)5.04, continue to be a Participant in the Plan so long as the Participant is on continuous leave of absence. A Participant who has been on leave of absence for more than 90 days will not be entitled to participate in any offering commencing after the 90th day of such leave of absence. Notwithstanding any other provisions of the Plan, unless a Participant on leave of absence returns to regular full time or part time employment with the JVB at the earlier of: (a) the termination of such leave of absence or
(b) three months from the 90th day of the leave of absence, the Participant's participation in the Plan shall terminate on whichever of such dates first occurs.


                             ARTICLE IX -INTEREST

9.01 Payment of Interest- A Participant's account will be credited with simple interest computed at the regular statement savings account rate in effect at JVB during the applicable offering period.


                               ARTICLE X -STOCK

10.01 Maximum Shares

     The maximum number of shares which will be issued under the Plan, subject to adjustment upon changes in capitalization of JVFC as provided in
(S) 12.04 shall be 5000 shares in each annual Offering plus in each Offering all unissued shares from prior Offerings, whether offered or not, not to exceed 100,000 shares for all Offerings. If the total number of shares for which options are exercised on any Offering Termination Date in accordance with

Article VI exceeds the maximum number of shares for the applicable Offering, JVFC shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to the Participant as promptly as possible.

10.02.  Participant's Interest in Option Stock

     The Participant will have no interest in Stock covered by his or her option until the option has been exercised.

10.03.  Registration of Stock

     Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant, or, if the Participant directs by written notice to the Treasurer of JVFC prior to the Offering Termination Date, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship or as tenants by the entireties, to the extent permitted by applicable law.


                          ARTICLE XI -ADMINISTRATION

11.01.  Appointment of Committee

     The Board of Directors shall appoint a committee (the "Committee") to administer the Plan. The Committee which shall consist of no fewer than three members of the Board of Directors. No member of the Committee shall be eligible to purchase stock under the Plan.

11.02.  Authority of Committee

     The Committee shall have plenary authority in its discretion to interpret and construe any and all provisions of the Plan, to adopt rules and regulations for administering the Plan, and to make all other determinations necessary or advisable for administering the Plan. The Committee's determination shall be conclusive.

11.03.  Rules Governing the Administration of the Committee

     The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable. Meetings by telephone are permissible. A majority of its members shall constitute a quorum. All decisions of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee will be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.


                          ARTICLE XII -MISCELLANEOUS

12.01.  Designation of Beneficiary

     A Participant may file a written designation of a beneficiary who is to receive any stock and/or cash in the event the Participant dies. A Participant may change the designated beneficiary at any time by written notice to the Treasurer of JVFC. In the event of the Participant's death prior to the delivery of Stock purchased pursuant to an Offering, JVFC will deliver the Stock, or any cash to which the Participant is entitled, to the joint tenant, if the Participant has designated a joint tenant as provided in Article 10.03. If there is no joint tenant, JVFC shall deliver the stock and/or cash to the designated beneficiary upon receipt by JVFC of proof of the identity and existence at the Participant's death of a beneficiary validly designated under the Plan. If a Participant dies and no living beneficiary has been validly designated under the Plan, JVFC shall deliver the stock and/or cash to the executor or administrator of the estate of the Participant. If there is no executor or administrator appointed (to the knowledge of JVFC), JVFC, in its discretion, may deliver the stock and/or cash to the spouse or to any one or more dependents of the Participant as JVFC may designate. No beneficiary shall, prior to death of the Participant by whom he has been designated, acquire any interest in the stock or cash credited to the Participant under the Plan. JVFC shall not be liable to any person for the delivery of stock and/or cash pursuant to the provisions of this
Section 12.01.

12.02.  Transferability

     In no event may any rights with regard to the exercise of an option or to receive stock under the Plan be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that JVFC may treat such act as an election to withdraw funds in accordance with (S)7.02.

12.03.  Use of Funds

     All payroll deductions received or held by JVFC under this Plan may be used by JVFC in the same manner as funds held in ordinary savings accounts at JVB are used. JVFC shall not be obligated to segregate payroll deductions.

12.04.  Adjustment Upon Changes in Capitalization

     (a) If while any options are outstanding, the outstanding shares of Common Stock of JVFC have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of JVFC through reorganization, stock split, reverse stock split or similar transaction, appropriate and proportionate adjustments may be made by the Committee. In addition, the number and/or kind of shares which may be offered in the Offerings described in Article IV hereof shall also be proportionately adjusted. No adjustments shall be made for stock dividends. For the purposes of this Paragraph, any distribution of shares to shareholders in an amount aggregating 20% or more of the outstanding shares shall be deemed a stock split and any distributions of shares aggregating less than 20% of the outstanding shares shall be deemed a stock dividend.

     (b) Upon the (i) dissolution or liquidation of JVFC; (ii) reorganization, merger or consolidation of JVFC with one or more corporations as a result of which JVFC is not the surviving corporation; or (iii) upon a sale of substantially all of the property or stock of JVFC to another corporation, the holder of each option then outstanding under the Plan will thereafter be entitled to receive at the next Offering Termination Date upon the exercise of such option for each share as to which such option shall be exercised, as nearly as reasonably may be determined, the cash, securities and/or property which a holder of one share of the Common stock was entitled to receive upon and at the time of such transaction. The Board of Directors shall take such steps in connection with such transactions as the Board shall deem necessary to assure that the provisions of this (S)12.04 shall thereafter be applicable, as nearly as reasonably may be determined, in relation to the said cash, securities and/or property as to which such holder of such option might thereafter be entitled to receive.

12.05.  Amendment and Termination

     The Board of Directors shall have complete power and authority to terminate or amend the Plan. The Board of Directors shall not, without the approval of the stockholders of the Corporation (i) increase the maximum number of shares which may be issued under any Offering (except pursuant to (S)12.04); (ii) amend the requirements as to the class of employees eligible to purchase stock under the Plan or permit the members of the Committee to purchase stock under the Plan. No termination, modification, or amendment of the Plan may, without the consent of an employee then having an option under the Plan to purchase stock, adversely affect the rights of such employee under such option.

12.06.  Effective Date

     The Plan shall become effective as of July 1, 1996, subject to approval by the holders of the majority of the Stock present and represented at the 1996 annual meeting of the shareholders. If the Plan is not approved, the Plan shall not become effective.

12.07.  No Employment Rights

     The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by JVB. The Plan shall not be deemed to interfere in any way with JVB's right to terminate, or otherwise modify, an employee's employment at any time.

12.08.  Effect of Plan

     The provisions of the Plan will be binding upon all successors of each employee participating in the Plan, including, without limitation, the employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of the employee.

   12.09.  Governing Law

        The law of the Commonwealth of Pennsylvania will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.